Report of Independent Accountants

To the Shareholders and Board of Directors of Salomon Brothers Worldwide Income Fund Inc


In planning and performing our audit of the financial statements of Salomon Brothers
Worldwide Income Fund Inc
(hereafter referred to as the "Fund")
for the year ended October 31, 2002, we
considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.
Because of inherent limitations
in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.
Our consideration of internal
control would not necessarily disclose
all matters in internal control
that might be material weaknesses
under standards established by
the American Institute of
Certified Public Accountants.
A material weakness is a
condition in which the design
or operation of one or more
of the internal control
components does not
reduce to a relatively
low level the risk that
misstatements caused by
error or fraud in amounts
that would be material
in relation to the financial
statements being audited may
occur and not be detected
within a timely period by
employees in the normal course
of performing their assigned
functions.  However, we noted
no matters involving internal
control and its operation,
including controls for safeguarding
securities, that we consider to
be material weaknesses as defined
above as of October 31, 2002.
This report is intended solely
for the information and use of
management and the Board of
Directors of the Fund and the
Securities and Exchange
Commission and is not intended to
be and should not be used by
anyone other than these
specified parties.

PricewaterhouseCoopers LLP

December 19, 2002

To the Shareholders and Board
of Directors of
Salomon Brothers
Worldwide Income Fund Inc


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